PREMIER WEALTH MANAGEMENT COMPLETES ASSET PURCHASE OF
U.S.-BASED STAROBIN PARTNERS, INC.

Acquires Portfolio of Equity Interests in Public and Private Companies

LUXEMBOURG - (BUSINESS WIRE) - August 30, 2007 - Tally-Ho Ventures, Inc., d/b/a Premier Wealth Management, Inc., (OTCBB:TLYH) today announced that it has entered into an agreement to purchase the assets of Starobin Partners, Inc., a U.S.-based holding company that maintains equity interests in a wide range of private and publicly traded companies. The terms and conditions of the acquisition provided for Premier to pay the selling shareholders of Starobin total consideration of 750,000 restricted shares of Premier’s common stock in exchange for full right and title to the securities currently held in its equity portfolio. Also, Premier will have full right to additional securities, not already earned, that will be generated by Wellfleet Partners, Inc., and/or its registered representatives through its affiliated brokerage firm.

Founded in 1998, Wellfleet is a boutique consulting, advisory and investment banking firm engaged in providing a wide range of corporate finance advisory services related to securing through affiliated entities venture capital funding, private placements and bridge financings for private and public emerging growth companies. The assets of Starobin Partners purchased by Premier was the equities portfolio comprised of stock and warrants earned by and through Wellfleet’s corporate finance activities.

Nigel Gregg, Chairman and CEO of Premier, stated, “We are very pleased to welcome Starobin Partners to Premier’s global growth platform. Aside from enhancing our future balance sheet with equity interests in a number of exciting high growth companies, this transaction helps to cement a key, strategic relationship with Wellfleet Partners, a widely respected corporate finance, consulting and advisory firm that has played a material role in our Company’s reorganization and development over the past year. Moreover, this transaction represents an important milestone for Premier, providing for our formal entry into the U.S.-based money management and investment arena. Together with our recent entry into the Asian Market, we are very excited about our global growth.”

About Tally-Ho Ventures, Inc., d/b/a Premier Wealth Management, Inc.
Incorporated in the State of Delaware, and headquartered in Cyprus, Premier Wealth Management is currently executing a business strategy designed to position the Company as a preferred provider of highly personalized private wealth advisory and investment management services to mid and high net worth individuals and families across Europe and the Far East. Since early 2006, Premier has completed the acquisition and integration of three financial services companies based in Europe, amassing financial assets of approximately 22,000 mid and high-net worth investors in 50 countries, collectively representing over $2.25 billion in assets under management.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matters discussed, the successful negotiation of the acquisition and disposal of transactions described above, successful implementation of the company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
Daniel Conway, Chief Strategist
407-585-1080 or via email at TLYH@efcg.net